UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2025

FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd.
Irving,	Texas	75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Chief Executive Officer

On February 17, 2025, the Board of Directors (the “Board”) of Fluor Corporation (the “Corporation”) appointed Mr. James R. Breuer as Chief Executive Office of the Corporation, effective May 1, 2025. Mr. Breuer is replacing Mr. David E. Constable, who will continue to serve as Executive Chairman of the Board.

Mr. Breuer, age 56, has served as Chief Operating Officer of the Corporation since August 2024. Prior to that he was Group President, Energy Solutions from January 2021 to August 2024, and President, Downstream – Energy & Chemicals from 2019 to 2021. Mr. Breuer joined the Corporation in 1993.

Mr. Breuer does not have any family relationships with any director or executive officer of the Corporation, and there are no arrangements or undertakings with any person pursuant to which he was selected as an officer of the Corporation. In addition, no transactions involving Mr. Breuer have occurred or are currently contemplated that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

In his role as Chief Executive Officer, Mr. Breuer will receive an annual base salary of $1,250,000. He will be eligible for a cash award under the Corporation’s annual incentive program with a target of 140% of base salary. His base salary and cash target award will be pro-rated from his appointment as Chief Executive Officer on May 1, 2025. He will receive a 2025 long-term incentive grant of $3,958,333, the value of which will be granted as 35% restricted stock units, 15% stock options and 50% performance-based stock awards. He will also participate in other compensation programs commensurate with other executives at his level. In connection with his appointment, the Corporation and Mr. Breuer will enter into an amended and restated change in control agreement, a form of which was filed with the Corporation’s Current Report on Form 8-K filed on June 29, 2010.

The Board has also nominated Mr. Breuer for election to the Board at the next Annual Meeting of Stockholders. Mr. Breuer is expected to be a member of the Executive Committee upon his election to the Board.

In his role as Executive Chairman, Mr. Constable will receive an annual base salary of $525,000. He will be eligible for a cash award under the Corporation’s annual incentive program with a target of 100% of base salary. His new base salary and cash target award will be pro-rated from May 1, 2025. He will receive a 2025 long-term incentive grant of $7,533,333, the value of which will be granted as 35% restricted stock units, 15% stock options and 50% performance awards. He will continue to participate in other compensation programs commensurate with other executives at his level.

Chief Financial Officer Compensation

As previously reported on December 3, 2024, the Board appointed Mr. John C. Regan as Executive Vice President and Chief Financial Officer, effective March 1, 2025. Mr. Regan will also continue to serve as the Corporation’s principal accounting officer. On February 17, 2025, the Organization and Compensation Committee of the Board determined that Mr. Regan will receive an annual base salary for 2025 of $675,000. He will be eligible for a cash award under the Corporation’s annual incentive program with a target of 95% of base salary. He will receive a 2025 long-term incentive grant of $1,400,000, the value of which will be granted as 35% restricted stock units, 15% stock options and 50% performance-based stock awards. He will also participate in other compensation programs commensurate with other executives at his level.

Further details concerning the Corporation’s executive compensation program are described in the Corporation’s definitive proxy statement, dated March 13, 2024, under the heading “Compensation Discussion and Analysis.”

Item 7.01. Regulation FD Disclosure.

A copy of the Corporation’s press release regarding the appointment of Messrs. Breuer and Constable to their new roles is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on February 18, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025

FLUOR CORPORATION

By:	/s/ Kevin B. Hammonds
Kevin B. Hammonds
Executive Vice President, Chief Legal Officer

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